Exhibit 99.1

PASSAVE INC. AND ITS SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2005

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Report of Independent Auditors	2

Consolidated Balance Sheets as of December 31, 2004 and 2005	3 - 4

Consolidated Statements of Operations for the Years Ended December 31, 2003, 2004 and 2005	5

Consolidated Statements of Changes in Stockholders’ Equity for the Years Ended December 31, 2003, 2004 and 2005	6

Consolidated Statements of Cash flows for the Years Ended December 31, 2003, 2004 and 2005	7

Notes to Consolidated Financial Statements	8 - 29

REPORT OF INDEPENDENT AUDITORS

To the stockholders of

PASSAVE INC. AND ITS SUBSIDIARIES

We have audited the accompanying consolidated balance sheets of Passave Inc. (“the Company”) and its subsidiaries as of December 31, 2004 and 2005, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit in order to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2004 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
January 23, 2006	A Member of Ernst & Young Global

PASSAVE INC. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	December 31,
	2004	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,991	$16,546
Trade receivables	3,452	4,527
Grants receivable	375	—
Deferred income taxes	298	1,073
Inventories	684	845
Deposit	—	1,500
Prepaid expenses and other current assets	335	1,038

Total current assets	15,135	25,529

OTHER ASSETS:
Lease deposits and other assets	113	352
Severance pay fund	302	659
Deferred income taxes	—	140
Deposit	1,500	—

Total other assets	1,915	1,151

PROPERTY AND EQUIPMENT, NET	723	2,504

Total assets	$17,773	$29,184

The accompanying notes are an integral part of the consolidated financial statements.

PASSAVE INC. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share data)

	December 31,
	2004	2005
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$3,299	$4,577
Accrued liabilities	834	2,712
Accrued compensation and benefits	599	2,337
Tax payable	—	563

Total current liabilities	4,732	10,189

ACCRUED SEVERANCE PAY	334	707

COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS’ EQUITY :
Stock capital -

Common stock of $ 0.0001 par value - 9,000,000 and 10,550,000 shares authorized at December 31, 2004 and 2005, respectively; Issued and outstanding: 1,198,000 and 1,216,073 shares at December 31, 2004 and 2005, respectively

	*)—	*)—
Preferred stock of $ 0.0001 par value - 11,803,702 shares authorized at December 31, 2004 and 2005; Issued and outstanding: 11,803,701 shares at December 31, 2004 and 2005	1	1
Additional paid-in capital	10,293	19,173
Deferred stock-based compensation	(604)	(4,594)
Retained earnings	3,017	3,708

Total stockholders’ equity	12,707	18,288

Total liabilities and stockholders’ equity	$17,773	$29,184

*)	Represents an amount lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

PASSAVE INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands (except share data)

	Year ended December 31,
	2003	2004	2005
Revenues	$897	$21,117	$43,154
Cost of revenues *)	212	6,138	17,561

Gross profit	685	14,979	25,593

Operating expenses:
Research and development, net *)	1,484	4,401	14,177
Sales and marketing *)	546	1,406	7,015
General and administrative *)	577	1,370	3,138
Cost related to aborted Initial public offering	—	—	1,110

Total operating expenses	2,607	7,177	25,440

Operating income (loss)	(1,922)	7,802	153
Financial income (expenses), net	2	(25)	392

Income (loss) before tax benefit	(1,920)	7,777	545
Tax benefit	—	(298)	(146)

Net income (loss)	$(1,920)	$8,075	$691

*) The breakdown of deferred stock - based compensation over expenses is as follows:

Cost of revenues	$—	$18	$36
Research and development, net	26	83	1,731
Sales and marketing	—	15	2,613
General and administrative	42	29	507

Total amortization of deferred stock compensation	$68	$145	$4,887

The accompanying notes are an integral part of the consolidated financial statements.

PASSAVE INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

U.S. dollars in thousands (except share data)

	Preferred stock		Common stock			Additional paid-in capital	Deferred stock compensation	Retained earnings (accumulated deficit)	Total stockholders’ equity
	Shares	Amount	Shares	Amount
Balance as of January 1, 2003	8,553,887	$1	1,198,000	$	*)—	$7,324	$(132)	$(3,138)	$4,055
Amortization of deferred stock compensation	—	—	—		—	—	68	—	68
Net loss and comprehensive loss	—	—	—		—	—	—	(1,920)	(1,920)

Balance as of December 31, 2003	8,553,887	1	1,198,000		*)—	7,324	(64)	(5,058)	2,203
Issuance of series B Preferred stock, net	3,249,814	*)—	—		—	2,284	—	—	2,284
Deferred stock compensation related to options granted to employees	—	—	—		—	685	(685)	—	—
Amortization of deferred stock compensation	—	—	—		—	—	145	—	145
Net income and comprehensive income	—	—	—		—	—	—	8,075	8,075

Balance as of December 31, 2004	11,803,701	1	1,198,000		*)—	10,293	(604)	3,017	12,707
Exercise of stock options	—	—	18,073		*)—	3	—	—	3
Deferred stock compensation related to options granted to employees	—	—	—		—	8,877	(8,877)	—	—
Amortization of deferred stock compensation	—	—	—		—	—	4,887	—	4,887
Net income and comprehensive income	—	—	—		—	—	—	691	691

Balance as of December 31, 2005	11,803,701	$1	1,216,073	$	*)—	$19,173	$(4,594)	$3,708	$18,288

*)	Represents an amount lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

PASSAVE INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2003	2004	2005
Cash flows from operating activities:
Net income (loss)	$(1,920)	$8,075	$691
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	85	157	551
Amortization of deferred stock compensation	68	145	4,887
Increase in trade receivables	(152)	(3,300)	(1,075)
Decrease (increase) in grants receivable	(366)	295	375
Increase in deferred income taxes	—	(298)	(915)
Increase in inventories	(14)	(670)	(161)
Increase in deposit	—	(1,500)	—
Decrease (increase) in prepaid expenses and other current assets	4	(241)	(703)
Increase (decrease) in trade payables	(46)	3,181	1,278
Increase in accrued liabilities	54	663	1,759
Increase in accrued compensation and benefits	88	362	1,738
Increase in tax payable	—	—	563
Other	30	17	16

Net cash provided by (used in) operating activities	(2,169)	6,886	9,004

Cash flows from investing activities:
Purchase of property and equipment	(131)	(479)	(2,213)
Investments in lease deposits	(9)	(83)	(239)

Net cash used in investing activities	(140)	(562)	(2,452)

Cash flows from financing activities:
Proceeds from exercise of stock options	—	—	3
Proceeds from issuance of Preferred stock, net	—	2,284	—

Net cash provided by financing activities	—	2,284	3

Increase (decrease) in cash and cash equivalents	(2,309)	8,608	6,555
Cash and cash equivalents at the beginning of the year	3,692	1,383	9,991

Cash and cash equivalents at the end of the year	$1,383	$9,991	$16,546

Supplemental disclosure of cash flow information:
Taxes paid	$—	$—	$206

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property and equipment with payables	$—	$117	$236

The accompanying notes are an integral part of the consolidated financial statements.

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 1:-	GENERAL

Passave Inc. (the “Company”), a Delaware corporation, was incorporated in the United States, on January 31, 2001.

On February 5, 2001, the Company established a wholly-owned subsidiary in Israel, Passave Ltd. In October 2004, the Company established a wholly-owned subsidiary in Japan, Passave Japan Co. Ltd. In September 2005, the Company established a wholly-owned subsidiary in Korea, Passave Korea Co. Ltd.

The Company and its subsidiaries design, develop and supply system-on-a-chip solutions for Fiber to The Home applications. The Company’s solutions provide the key functionality for networking Original Equipment Manufacturing systems that enable service providers to provide triple-play services over passive optical networks. The Company provides its customers with high performance, highly-integrated systems-on-a-chip solutions for networking equipment at both the service provider’s central office and the end-user’s home.

On November 3, 2005, the Company executed a one-for-two reverse stock split. All share and per share information included in the accompanying consolidated financial statements and related disclosures for all periods presented have been retroactively adjusted to reflect the stock split.

Concentration of other risks:

The Company has derived substantially all of its revenues from a small number of customers. Dependence on a small number of customers and the loss of one or more of the Company’s principal customers or the cancellation or deferral of even a small number of purchases of the Company’s products by one of these customers could cause the Company’s revenues to decline materially if the Company is unable to increase its revenues from alternative customers.

The Company relies on single source suppliers for each of its products. Although alternative suppliers exist, the Company estimates that it would take at least nine months to find alternative suppliers for any of its products, to redesign its products to conform to their manufacturing processes and to qualify their process. If the Company is unable to continue to have each product manufactured by its current suppliers, the Company may not have sufficient inventory to continue shipping its products to its customers during the time required to find a new supplier, qualify their process and modify its products. Similarly, the Company’s single source suppliers have limited supply capacity that may be inadequate if the Company’s customers place unexpectedly large orders for the Company’s products, or if other customers of these suppliers place significant demands on their supply capacity. All of these factors may delay shipments, increase expenses and limit the Company’s ability to deliver products to its customers. Any inability to deliver products or any late deliveries could decrease the Company’s revenues, and harm its results of operations.

For more information regarding geographic markets and major customers, see Note 8.

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

a.	Use of estimates:

The preparation of financial statements, in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

b.	Financial statements in U.S. dollars:

All of the revenues of the Company and its subsidiaries are generated in U.S. dollars (“dollar”). A portion of the Company’s subsidiaries’ costs is currently paid in their local currency; however, a substantial portion of the expenses are denominated in dollars. The Company’s management believes that the dollar is the currency of the primary economic environment in which the Company and its subsidiaries operate. Thus, the functional and reporting currency of the Company and its subsidiaries is the dollar.

Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into U.S. dollars in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52, “Foreign Currency Translation”. All transactions gains and losses from the remeasurement of monetary balance sheet items are reflected in the statements of operations as financial income or expenses as appropriate.

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

d.	Cash equivalents:

The Company and its subsidiaries consider all highly liquid investments which are readily convertible to cash with maturity of three months or less, at the date of acquisition, to be cash equivalents.

e.	Inventories:

Inventories are stated at the lower of cost or market value. Inventory write-offs are provided to cover risks arising from slow-moving items or technological obsolescence.

The Company and its subsidiaries periodically evaluate the quantities on hand relative to current and historical selling prices and historical and projected sales volume. Based on this evaluation, provisions are made when required to write-down inventory to its market value. As of December 31, 2004 and 2005, no provision was recorded.

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Inventories include only finished products. Cost of finished products is recorded at acquisition cost. Cost is determined using the “first-in, first-out” method.

f.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following annual rates:

%
Computers, accessories and peripheral equipment	33
Laboratory equipment	15
Office furniture and equipment	7 - 15
Leasehold improvements	By the shorter of the term of the lease or the life of the asset

g.	Impairment of long-lived assets:

The long-lived assets of the Company and its subsidiaries are reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2004 and 2005, no impairment losses have been identified.

h.	Revenue recognition:

The Company generates revenues from selling its products to Original Equipment Manufacturer (“OEM”) customers who are considered as end-users, and indirectly through distributors.

Revenues from product sales are recognized in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”, when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred and title has passed to the customer, the seller’s price to the buyer is fixed or determinable, no further obligation exists and collectibility is reasonably assured.

Distributors are entitled to certain rights of return and price protection. As such, product revenues on shipment to distributors are deferred until the distributors resell the Company’s products to their customers (“sell through”) based upon receipt of point-of-sale reports from the distributors, provided that all other revenue recognition criteria are met.

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Revenues from sales to OEM customers are recognized upon delivery. The Company considers that an OEM customer has taken title and assumed the risks and rewards of ownership of its products when the products are picked up by the customers. The Company has no further obligations to the OEM customers after delivery is made. The Company determines whether collectibility is reasonably assured on a case-by-case basis.

When assessing probability of collection, the Company considers the number of years the OEM customer is in business and the history of collection. If the Company determines from the outset that collectibility is not probable based upon its review process, revenue is recognized as payments are received.

The Company does not grant any right of return to its OEM customers.

i.	Research and development costs:

Research and development costs net of grants received are expensed as incurred.

j.	Warranty:

The Company warrants its products against defects in material and non-conformity to its specifications for generally one year. The Company estimates the costs that may be incurred under its warranty and records a liability in the amount of such costs. Warranty costs are recorded against cost of revenues. In 2005, the Company recorded a warranty liability of $ 810, in connection with system issues raised by one of the Company’s customers in relation to one of the Company’s products (see Note 5d).

The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

k.	Severance pay:

The Israeli subsidiary’s liability for severance pay is calculated pursuant to Israel’s Severance Pay Law based on the most recent salary of its employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month’s salary for each year of employment or a portion thereof. The subsidiary’s liability for all of its employees is fully provided by monthly deposits with the severance pay fund, insurance policies and by an accrual. The value of those policies is recorded as an asset in the Company’s balance sheet.

The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israel’s Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

Severance expenses for the years ended December 31, 2003, 2004 and 2005, amounted to approximately $ 73, $ 174 and $427, respectively.

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

l.	Government grants:

Royalty-bearing grants from the Government of Israel for funding approved research and development projects are recognized at the time the Israeli subsidiary is entitled to such grants, on the basis of the costs incurred, and included as a reduction in research and development costs. Research and development grants amounted to $ 698, $ 520 and $ 83 in 2003, 2004 and 2005, respectively.

m.	Accounting for stock-based compensation:

The Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”) and FASB Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation” in accounting for its employee stock option plans. Under APB No. 25, when the exercise price of the Company’s stock options is less than the market price of the underlying shares on the date of grant, compensation expense is recognized.

The Company adopted the disclosure provisions of SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure”, which amended certain provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. The Company continues to apply the provisions of APB No. 25 in accounting for stock-based compensation.

Pro forma information regarding the Company’s net income (loss) and net earnings (loss) per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123.

The fair value for options granted in 2003, 2004 and 2005 is amortized over their vesting period in accordance with FASB Interpretation No. 28, “Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans” and estimated at the date of grant using the Minimum Value Valuation Model in 2003 and the Black-Scholes options pricing model in 2004 and 2005 with the following weighted average assumptions:

	Year ended December 31,
	2003	2004	2005
Dividend yield	0%	0%	0%
Expected volatility	—	70%	72%
Risk-free interest	3.5%	3.5%	4.1%
Expected life of up to (in years)	4	4	4

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The following table illustrates the effect on net income (loss) assuming that the Company had applied the fair value recognition provision of SFAS No. 123 on its stock-based employee compensation:

	Year ended December 31,
	2003	2004	2005
Net income (loss) – as reported	$(1,920)	$8,075	$691
Add - stock-based employee compensation - intrinsic value	68	145	4,887
Deduct - stock-based employee compensation - fair value	(69)	(152)	(5,333)

Pro forma - net income (loss)	$(1,921)	$8,068	$245

The Company applies SFAS No. 123 and Emerging Issues Task Force No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”, with respect to options and warrants issued to non-employees. SFAS No. 123 requires the use of option valuation models to measure the fair value of the options and warrants at the measurement date as defined in EITF No. 96-18.

n.	Concentration of credit risks:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables.

The majority of cash and cash equivalents of the Company and its subsidiaries are invested in U.S. dollar deposits in major U.S. and Israeli banks. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company’s and its subsidiaries’ investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

The Company’s trade receivables are derived from sales to large organizations located mainly in Asia. The Company and its subsidiaries perform ongoing credit evaluations of its customers and to date has not experienced any material losses. The Company generally does not require collateral from its customers.

The Company and its subsidiaries have no off-balance-sheet concentration of credit risk, such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

o.	Income taxes:

The Company and its subsidiaries account for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. This Statement prescribes the use of the liability method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiaries provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

p.	Fair value of financial instruments:

The following methods and assumptions were used by the Company and its subsidiaries in estimating their fair value disclosures for financial instruments:

The carrying amounts of cash and cash equivalents, trade receivables, trade payables and accrued liabilities, approximate their fair value due to the short-term maturity of such instruments.

q.	Impact of recently issued accounting pronouncements:

On December 16, 2004, the FASB issued SFAS No. 123(R), “Share-Base Payment,” which revises the previously effective SFAS No. 123 and supersedes APB No. 25. The pronouncement addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprises equity instruments or that may be settled by the issuance of such equity instruments.

The new standard will be effective for the Company in the first interim period beginning after December 15, 2005.

The Company has the option to choose either the modified prospective or modified retrospective method. The Company expects to adopt FAS 123R in the first quarter of 2006, using the modified prospective method of adoption which requires that compensation expense be recorded over the expected remaining life of all unvested stock options and for any new grants thereof at the beginning of the first quarter of adoption of FAS 123R. The Company is currently evaluating the impact FAS 123R will have on the Company, and based on their preliminary analysis, expect to incur additional compensation expense, as a result of the adoption of this new accounting standard that may be material to the 2006 financial statements.

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

In May 2005, the FASB issued SFAS No. 154 (“SFAS 154”), “Accounting Changes and Error Corrections”, a replacement of APB No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”. SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. APB No. 20 previously required that most voluntary changes in accounting principles be recognized by including in net income for the period of the change, the cumulative effect of changing to the new accounting principle. SFAS 154 requires retroactive application to prior periods’ financial statements of a voluntary change in accounting principles unless it is impracticable. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. As of December 31, 2005, adoption of SFAS No. 154 will not have a material impact on the Company’s financial position or results of operation.

r.	Reclassification:

Certain reclassifications were made to prior years’ financial statements to conform to the current year’s presentation.

NOTE 3:-	PROPERTY AND EQUIPMENT, NET

	December 31,
	2004	2005
Cost:
Computers, accessories and peripheral equipment	$622	$1,522
Laboratory equipment	280	1,269
Office furniture and equipment	60	299
Leasehold improvements	69	273

	1,031	3,363
Less - accumulated depreciation	308	859

Property and equipment, net	$723	$2,504

Depreciation expenses for the years ended December 31, 2003, 2004 and 2005 were $ 85, $ 157 and $ 551, respectively.

NOTE 4:-	ACCRUED LIABILITIES

	December 31,
	2004	2005
Royalties to the OCS	$604	$543
Warranty provision	—	810
Professional fees	35	753
Subcontractors accrual	—	270
Other	195	336

	$834	$2,712

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 5:-	COMMITMENTS AND CONTINGENT LIABILITIES

a.	Lease commitments:

The Company and its subsidiaries lease their facilities and certain motor vehicles under various non-cancelable operating lease agreements, which expire on various dates, the latest of which is in 2008. Aggregate minimum rental commitments under non-cancelable operating leases as of December 31, 2005, are as follows:

Year ended December 31,
2006	$806
2007	230
2008	13

Total	$1,049

Total rent expenses for the years ended December 31, 2003, 2004 and 2005 totaled $ 110, $ 141 and $ 400, respectively.

b.	Royalties to the Israeli Government:

The Company’s Israeli subsidiary participated in programs sponsored by the Israeli Government for the support of research and development activities. Through December 31, 2005, the Company’s subsidiary had recorded grants from the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade and Labor (“the OCS”) aggregating to $ 1,721 for certain research and development projects of the Company’s subsidiary. The Company’s subsidiary is obligated to pay royalties to the OCS, amounting to 3% - 4% of the sales of the products and other related revenues generated from such projects, up to 100% - 120% of the grants received, linked to the U.S. dollar and bearing interest at the rate of LIBOR. The obligation to pay these royalties is contingent on actual sales of the products, and in the absence of such sales no payment is required. Total royalties accrued or paid amounted to $ 18, $ 635 and $ 1,329 in 2003, 2004 and 2005, respectively, and were recorded in the cost of revenues.

As of December 31, 2005, the Company does not have a contingent liability to the OCS.

According to the Encouragement of Industrial Research and Development Law, 1984, the Company’s technologies are subject to transfer of technology and manufacturing rights restrictions. The discretionary approval of the OCS committee is required for any transfer of technology developed with OCS funding. OCS approval is not required for the export of any products resulting from the research or development, or for licensing of the technology in the ordinary course of business. There is no assurance that the Company will receive the required approvals for any proposed transfer. Such approvals, if granted, could be subject to the following conditions:

(i)	The Company will be required to pay the OCS a portion of the consideration received upon any sale of such technology or upon an acquisition of the Israeli subsidiary by an entity that is not Israeli; or

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 5:-	COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

(ii)	The transfer of manufacturing rights could be conditioned upon an increase in the royalty rate and payment of increased aggregate royalties (up to 300% of the amount of the grant plus interest, depending on the percentage of foreign manufacture) or a transfer of manufacturing rights into Israel of another product of similar or more advanced technology.

c.	Commissions to third parties:

The Company contracted with third parties to promote business development activities. In consideration for services rendered, the Company is obligated to pay monthly fees and commissions amounting to 1%-5% of future revenues. The obligation to pay commissions is contingent on actual sales of products, and in the absence of such sales no payment is required. Commission expenses for the years ended December 31, 2003, 2004 and 2005 amounted to $ 0, $ 175 and $ 478, respectively and are recorded in sales and marketing expenses.

d.	Litigation:

On November 22, 2005, the Company received notice of a claim from UTStarcom, which was filed by UTStarcom on November 17, 2005, raising various demands regarding issues relating to the interaction of the Company’s PAS 5001 system-on-a-chip with a particular Company switch used by UTStarcom in its Fiber to the Home products. UTStarcom ordered this model of the Company’s PAS 5001 system-on-a-chip in 2004 and early 2005. UTStarcom and the Company were discussing various options for resolving the issue when UTStarcom filed the suit against the Company in Santa Clara Country Superior Court in California. In the suit, UTStarcom asserts various claims for breach of contract and breach of warranty and requests indemnity associated with the sale of the Company’s product. UTStarcom claims that its customers have submitted claims to UTStarcom, which UTStarcom also alleges stem from its product’s failure attributable to the Company’s chips. UTStarcom further claims that it has incurred costs and expenses in an amount exceeding $ 30 million in connection with the product defects it claims are attributable to the PAS 5001 products. The Company believes that it has meritorious defenses to further liability to UTStarcom.

The Company intends to vigorously defend the lawsuit. The Company’s management and its legal counsel can not predict at this stage the outcome of this claim. Accordingly, the Company did not record any provision.

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 6:-	STOCKHOLDERS’ EQUITY

a.	Composition of stock capital:

	Authorized December 31,		Issued and outstanding December 31,
	2004	2005	2004	2005
	Number of shares
Shares of $ 0.0001 par value:
Common stock	9,000,000	10,550,000	1,198,000	1,216,073

Series A Preferred stock	500,000	500,000	500,000	500,000
Series B Preferred stock	11,303,702	11,303,702	11,303,701	11,303,701

	11,803,702	11,803,702	11,803,701	11,803,701

b.	General:

1.	The Common stock confers upon its holders rights to receive notice to participate and vote in the general meetings of the Company, to receive dividends, if and when declared, and to receive the remaining assets of the Company upon liquidation, after distributions to the holders of the Preferred stock.

2.	All shares of Preferred stock confer upon their holders all of the rights conferred by Common stock. In addition, the Preferred stock is convertible at the option of the holder, or upon an Initial Public Offering, into Common stock on a two-for-one basis, after giving affect to anti-dilution adjustments to the Series A Preferred stock in connection with a subsequent issuance of shares of Common stock. All shares of Preferred stock have a preference over the Common stock, in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary. Upon the occurrence of such event, the holders of Preferred stock shall be entitled to receive, prior to and in preference to holders of Common stock, an amount per share equal to $1.4154652 for each outstanding share of Preferred stock together with the accrued but unpaid dividend on each share. In the event that the total value of the Company will exceed the amounts stipulated in the investors rights agreement entered into between the holders of Series A Preferred stock and Series B Preferred stock and certain holders of Common stock, the liquidation preference will not apply and the assets of the Company available for distribution will be distributed prorata in proportion among the Common and Preferred stockholders.

In addition, each share of Preferred stock shall have preference in dividend distributions at a rate of $0.0566 per annum and any accrued but unpaid dividend prior to any distributions being made to the other holders. Thereafter, each share of Preferred stock shall be entitled to participate, on an if converted basis, as adjusted, in any further distributions on a pro rata basis. Dividends shall be paid only when and if declared by the Board of Directors.

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 6:-	STOCKHOLDERS’ EQUITY (Cont.)

c.	Private placements:

1.	In June 2002, the Company signed a stock purchase agreement, under which 6,499,628 shares of Preferred B stock, $ 0.0001 par value per share were issued in consideration of $ 4,600.

In March 2004, the Company exercised its option and issued additional shares of Preferred B stock to certain stockholders, in a consideration of $ 2,284, net of issuance expenses, pursuant to the Preferred B Stock purchase agreement, dated June 6, 2002.

In November 2002, the Company issued 1,130,370 shares of Preferred B stock of $ 0.0001 par value per share in consideration of $ 800.

Issuance expenses in the amount of $ 79 were deducted from the total proceeds.

2.	In June 2002, the Company entered into stock repurchase agreements with its co-founders regarding shares of Common stock held by them since inception. The agreements call for the repurchase of unvested shares, which vest as follows: upon the closing of a Series B Preferred stock offering, 25% of the shares vest automatically and the remaining 75% vest in equal portions on a monthly basis over the four year period beginning June 2002.

The transaction was accounted for in accordance with APB No. 25. Deferred stock compensation was recorded in the amount of $ 111, which was amortized over four years and was fully amortized in 2005. Compensation expenses in the amount of $ 42, $ 22 and $ 13 were recorded for the years ended December 31, 2003, 2004 and 2005, respectively.

d.	Stock option plan:

1.	Under the Company’s 2003 Stock Option Plan and 2005 U.S. Stock Incentive Plan (collectively “the Plans”), options may be granted to officers, directors, employees and consultants of the Company and its subsidiaries.

2.	Pursuant to the Plans, the Company reserved for issuance 2,900,000 shares of Common stock. As of December 31, 2005, there are 660,355 shares of Common stock available for future grant under the plans.

3.	Each option granted under the Plan expires no later than 10 years from the date of grant. The vesting period of the options generally is four years. Any option that is forfeited or canceled before expiration becomes available for future grants.

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 6:-	STOCKHOLDERS’ EQUITY (Cont.)

A summary of the Company’s employees’ stock option activity and related information is as follows:

	Year ended December 31,
	2003		2004		2005
	Number of options *)	Weighted average exercise price	Number of options *)	Weighted average exercise price	Number of options *)	Weighted average exercise price
Outstanding - at the beginning of the year	230,700	$0.06	602,262	$0.11	1,226,358	$0.13
Granted	373,437	$0.14	624,096	$0.14	987,205	$3.81
Forfeited	(1,875)	$0.14	—	$—	(35,989)	$0.14
Exercised	—	$—	—	$—	(18,073)	$0.20

Outstanding - at the end of the year	602,262	$0.11	1,226,358	$0.13	2,159,501	$1.81

Exercisable options at the end of the year	258,447	$0.09	436,845	$0.10	790,819	$0.12

*) Does not include the co-founders unvested shares in connection with the stock repurchase agreement (see Note 6(c)(2)).

The options outstanding as of December 31, 2005 have been classified by exercise price, as follows:

Exercise price	Options outstanding	Weighted average remaining contractual life years	Weighted average exercise price	Options exercisable
$0.00	200,700	5.18	$0.00	200,700
$0.14 - 0.15	1,375,477	8.74	$0.14	565,119
$0.50	25,000	5.55	$0.50	25,000
$1.54	150,500	9.64	$1.54	—
$4-6	191,324	9.64	$4.57	—
$12	216,500	9.87	$12	—

	2,159,501			790,819

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 6:-	STOCKHOLDERS’ EQUITY (Cont.)

The options granted during the 12 months prior to December 31, 2005 have been classified by exercise price as follows:

Exercise price	Grant date	Fair value of Common stock	Intrinsic value	Number of options granted
$0.14	August 23, 2005	$12.92	$12.78	428,257
$1.54	August 23, 2005	$12.92	$11.38	151,125
$4	August 23, 2005	$12.92	$8.92	136,323
$6	August 23, 2005	$12.92	$6.92	55,000
$12	August 23, 2005	$12.92	$0.92	78,500
$12	December 28, 2005	$12.11	$0.11	138,000

				987,205

The fair value assigned to the Common stock in order to calculate the compensation resulting from employee options, was determined primarily by management. In determining fair value, management has considered a number of factors, including valuations and appraisals.

Where the Company has recorded deferred stock compensation for options issued with an exercise price below the fair market value of the Common stock at the date of grant, the deferred stock compensation has been amortized and recorded as compensation expense over the vesting period of the options, in accordance with FIN No. 28.

The weighted average fair values of options granted during the years ended December 31, 2003, 2004 and 2005 were:

	Year ended December 31,
	2003		2004		2005
	Weighted average fair value	Weighted average exercise price	Weighted average fair value	Weighted average exercise price	Weighted average fair value	Weighted average exercise price
Lower than market price at date of grant	$—	$—	$1.38	$0.14	$11	$5.49

Equals market price at date of grant	$—	$—	$0.08	$0.14	$—	$—

Exceeds market price at date of grant	$0.00	$0.14	$—	$—	$—	$—

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 6:-	STOCKHOLDERS’ EQUITY (Cont.)

e.	Warrants issued to service providers:

In May 2001, the Company granted to a service provider a warrant to purchase 30,000 shares of Common stock at a purchase price of $1.415 per share. In July 2003, the Company granted to two additional service providers warrants to purchase 13,900 and 18,171 shares of its Common stock at a purchase price of $0.1696 and $1.415 per share, respectively. All outstanding warrants were fully vested in March, 2004.

The Company had accounted for its warrants to service providers under the fair value method of SFAS No. 123 and EITF No. 96-18.

No compensation expenses were recorded due to insignificance.

NOTE 7:-	TAXES ON INCOME

a.	Pre-tax income (loss) are comprised of the following:

	Year ended December 31,
	2003	2004	2005
Domestic	$(462)	$281	$(917)
Foreign	(1,458)	7,496	1,462

	$(1,920)	$7,777	$545

b.	Income tax benefit is comprised as follows

	Year ended December 31,
	2003	2004	2005
Current	$—	$—	$769
Deferred	—	(298)	(915)

	$—	$(298)	$(146)

Domestic	$—	$(298)	$174
Foreign	—	—	(320)

	$—	$(298)	$(146)

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 7:-	TAXES ON INCOME (Cont.)

c.	Domestic and foreign income tax benefit is comprised as follows:

	Year ended December 31,
	2003	2004	2005
Domestic taxes:
Federal taxes:
Current	$—	$—	$404
Deferred	—	(240)	207

	—	(240)	197

State taxes:
Current	—	—	40
Deferred	—	(58)	(63)

	—	(58)	(23)

Foreign taxes:
Current	—	—	325
Deferred	—	—	(645)

	—	—	(320)

Taxes on income	$—	$(298)	$(146)

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 7:-	TAXES ON INCOME (Cont.)

d.	A reconciliation of the theoretical tax expenses (benefit), assuming all income is taxed at the statutory tax rate applicable to the income of the Company and the actual tax expenses (benefit), is as follows:

	Year ended December 31,
	2003	2004	2005
Income (loss) before taxes on income	$(1,920)	$7,777	$545

Theoretical tax at U.S. statutory tax rate (35%)	$(672)	$2,722	$191
State taxes, net of federal benefit	—	(38)	(15)
Deferred taxes on losses, reserves and allowances for which valuation allowance was provided	240	—	(56)
Foreign exchange (see note h below)	—	—	170
Utilization of operating losses carryforward	—	(55)	—
Increase (decrease) due to “Approved Enterprise” status in Israel	342	(2,856)	(3,065)
Non deductible expenses	—	—	2,224
U.S tax on foreign income	—	—	404
Other	90	(71)	1

Actual tax expenses (benefit)	$—	$(298)	$(146)

e.	Net operating losses carryforward:

As of December 31, 2005, the Company had a U.S. net operating loss carryforward for income tax purposes of approximately $ 90. The net operating loss carryforward expires within 18 years.

Utilization of U.S. net operating losses may be subject to substantial annual limitations due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

The foreign subsidiaries have no net operating losses carryforward as of December 31, 2005.

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 7:-	TAXES ON INCOME (Cont.)

f.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred income tax are as follows:

	December 31,
	2004	2005
Deferred tax assets:
Reserves and allowances	$73	$1,187
Net operating losses carryforward	225	26

Deferred tax asset	$298	$1,213

The Company’s Board of Directors has determined that it will not distribute any amounts of its undistributed earnings of foreign subsidiaries. The Company currently intends to reinvest such earnings. Accordingly, no deferred income taxes have been provided, as the undistributed income is essentially permanent in duration. Cumulative undistributed earnings of foreign subsidiaries as of December 31, 2005 totaled $5,600. The determination of the unrecognized deferred taxes is not practicable.

g.	Tax benefits under Israel’s Law for the Encouragement of Capital Investments, 1959 (“the Law”):

The production facilities of the Company’s Israeli subsidiary have been granted status as an “Approved Enterprise” under the Law in November 2002.

According to the provisions of the law, the Company’s subsidiary has elected the “alternative benefits track” - the waiver of grants in return for a tax exemption and, accordingly, the Company’s subsidiary income is tax-exempt for a period of two years commencing with the year it first earns taxable income, and subject to corporate taxes at the reduced rate of 10% to 25%, depending upon the level of foreign ownership of the Company, for an additional period of up to a total of eight years from the expiration date of the tax exemption.

The duration of tax benefits lasts until the earlier of 12 years from the commencement of production, or 14 years from the approval date as an “Approved Enterprise” under the Law.

The entitlement to the above benefits is conditional upon the Company’s subsidiary fulfilling the conditions stipulated by the above law, regulations published thereunder and the letters of approval for the specific investments in “approved enterprises”. In the event of failure to comply with these conditions, the benefits may be canceled and the Company’s subsidiary may be required to refund the amount of the benefits, in whole or in part, including interest.

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 7:-	TAXES ON INCOME (Cont.)

In September 2005, the Company received a letter of approval for the specific investments in “Approved Enterprises” and therefore is entitled for the benefits stipulated by the Law.

The tax-exempt income attributable to the “Approved Enterprises” can be distributed to stockholders, without subjecting the Company’s subsidiary to taxes, only upon the complete liquidation of the Company’s subsidiary. If this retained tax-exempt income is distributed in a manner other than on the complete liquidation of the Company’s subsidiary, it would be taxed at the corporate tax rate applicable to such profits as if the Company’s subsidiary had not elected the alternative tax benefits track (currently between 10% to 25% for an “Approved Enterprise”). As of December 31, 2005 the Israeli subsidiary had tax exempt income attributable to the “Approved Enterprise” in the amount of $ 5,500. The Company’s Board of Directors has determined that such tax-exempt income will not be distributed as dividends and will be indefinitely reinvested in operations outside the U.S.

Income from sources other than the “Approved Enterprise” during the benefit period will be subject to tax at the regular corporate tax rate.

On April 1, 2005, an amendment to the Investment Law came into effect (“the Amendment”) and has significantly changed the provisions of the Investment Law. The Amendment limits the scope of enterprises which may be approved by the Investment Center by setting criteria for the approval of a facility as a Beneficiary Enterprise, such as provisions generally requiring that at least 25% of the Beneficiary Enterprise’s income will be derived from export. Additionally, the Amendment enacted major changes in the manner in which tax benefits are awarded under the Investment Law so that companies no longer require Investment Center approval in order to qualify for tax benefits.

However, the Investment Law provides that terms and benefits included in any letter of approval already granted will remain subject to the provisions of the law as they were on the date of such approval. Therefore, the existing Approved Enterprise of the Israeli subsidiary will generally not be subject to the provisions of the Amendment. As a result of the Amendment, tax-exempt income generated under the provisions of the Amended Investment Law, will subject the Company to taxes upon distribution or liquidation and the Company may be required to record a deferred tax liability with respect to such tax-exempt income. As of December 31, 2005, the Company did not generate income under the provision of the amended Investment Law.

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 7:-	TAXES ON INCOME (Cont.)

h.	Measurement of taxable income under the Israeli Income Tax (Inflationary Adjustment) Law, 1985:

Results of the Company’s subsidiary for tax purposes are measured and reflected in terms of earnings in NIS after certain adjustments for increases in the Israeli Consumer Price Index (“CPI”). As explained in Note 2b, the financial statements are measured in U.S. dollars. The difference between the annual change in the Israeli CPI and in the NIS/dollar exchange rate causes a further difference between taxable income and the income before taxes shown in the financial statements. In accordance with paragraph 9(f) of SFAS No. 109, the Company’s subsidiary has not provided deferred income taxes on the difference between the reporting currency and the tax bases of assets and liabilities.

i.	Tax benefits under Israel’s Law for the Encouragement of Industry (Taxation) 1969:

The Company’s Israeli subsidiary is an “industrial company” as defined by the Law for the Encouragement of Industry (Taxation), 1969, and as such, is entitled to certain tax benefits, mainly the right to claim public issuance expenses and accelerated depreciation.

j.	Reduction in Israeli tax rates:

Until December 31, 2003, the regular tax rate applicable to income of companies (which are not entitled to benefits due to “Approved Enterprise”, as described above) was 36%. In June 2004 and in July 2005, the “Knesset” (Israeli parliament) passed amendments to the Income Tax Ordinance (No. 140 and Temporary Provision), 2004 and (No. 147), 2005 respectively, which determine, among other things, that the corporate tax rate is to be gradually reduced to the following tax rates: 2004 - 35%, 2005 - 34%, 2006 - 31%, 2007 - 29%, 2008 - 27%, 2009 - 26% and 2010 and thereafter - 25%.

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 8:-	GEOGRAPHIC INFORMATION

The Company adopted Statement of Financial Accounting Standards No. 131, “Disclosures About Segments of an Enterprise and Related Information” (“SFAS No. 131”). The Company operates in one reportable segment (see Note 1 for a brief description of the Company’s business). The total revenues are derived from customers located in Asia.

The following presents total long-lived assets as of December 31, 2004 and 2005:

	December 31
	2004	2005
Long-lived assets:
Israel	$620	$2,245
United States	75	179
Other	28	80

	$723	$2,504

The following is a summary of revenues from the Company’s major customers expressed as a percentage of revenues:

	Year ended December 31,
	2003	2004	2005
Customer A	8%	10%	30%
Customer B	40%	—	—
Customer C	10%	—	—
Customer D	10%	—	—
Customer E	4%	71%	8%
Customer F	4%	14%	59%

PASSAVE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 9:-	SELECTED STATEMENT OF OPERATIONS DATA

a.	Research and development costs, net:

	Year ended December 31,
	2003	2004	2005
Total expenses	$2,182	$4,921	$14,260
Less - grants and participations	698	520	83

	$1,484	$4,401	$14,177

b.	Financial income (expenses), net:

Financial income:
Interest and other income	$16	$21	$407

Financial expenses:
Bank charges	7	6	11
Foreign currency translation differences, net	7	40	4

	(14)	(46)	(15)

	$2	$(25)	$392